SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) January 23, 2003
                                                 ________________

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)



         0-20686                    65-0341868
(Commission File Number)   (IRS Employer Identification No.)



602 Sarasota Quay
Sarasota, Florida                                               34236
________________________________________                       __________
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (941) 362-1808
                                                   ______________

         ______________________________________________________________
         (Former name or former address, if changed since last report.)




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Item 2.  Acquisition or Disposition of Assets

                  As reported in the Company's Current Report on Form 8-K filed on December 10, 2002, Uniroyal Technology Corporation (the "Company") filed with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a motion for approval of bidding procedures and sale of substantially all the assets of the Company's subsidiary, Sterling Semiconductor, Inc.("Sterling") to Dow Corning Enterprises, Inc. ("Dow Corning") for a purchase price of $11.2 million, subject to adjustments. On December 20, 2002, the Bankruptcy Court issued an order approving bidding procedures for the sale of Sterling's assets. No competing bids were received. The Bankruptcy Court issued an order approving the sale Dow Corning on January 17, 2003, and the order became final on January 23, 2003. The sale to Dow Corning was consummated on January 23, 2003.

                  The sale enabled Sterling to pay its secured creditors and those creditors whose contracts Dow Corning assumed. The claims of Sterling's remaining creditors will be resolved in Sterling's Chapter 11 reorganization proceedings.

                  Because of a lack of both financial resources and personnel, as discussed in the Company's Annual Report on Form 10-K filed on January 14, 2003, the Company is unable to procure and file the unaudited pro forma financial information with respect to this sale transaction as required by Item 7(b) of Form 8-K.


Item 7.  Exhibits



        2.1   Asset  Purchase  Agreement  dated as of November  27,
              2002 between Sterling Semiconductor, Inc. and Dow Corning Enterprises, Inc. - Incorporated by reference to Exhibit
              10.70 filed with the Company's 8-K filed on December 10, 2002.




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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  UNIROYAL TECHNOLOGY CORPORATION




Date:  January 24, 2003          By:  /s/ George J. Zulanas, Jr.
                                      ----------------------------------
                                        George J. Zulanas, Jr.
                                        Executive Vice President,
                                        Treasurer and Chief Financial Officer